Exhibit 10.15

Amendment to Distribution Agreement

Date: 9/18/2023

This document, dated September 18, 2023, is an amendment to the Distribution Agreement dated September 7, 2023 (Agreement) between Quail Systems, LLC (Distributor) and CleanCore Solutions, Inc. (Seller)

WHEREBY, Seller desires to amend Exhibit B, as follows:

●	Adding “Subway” to the list of accounts Distributor can hereby sell to; and

WHEREBY, Seller and Distributor desire to amend Exhibit A and Exhibit B ONLY for In-N-Out Burger, as follows:

●	Adding In-N-Out Burger to the list of accounts Distributor can hereby sell to, with the following special circumstance:

○	Distributor and Seller will jointly market the NANOzone to In-N-Out Burger and shall share 50/50 n the revenue as follows:

■	Seller and Distributor agree that Seller’s cost on the unit based off current components is $1,147.12 per unit.

●	Example: If the price to In-N-Out Burger is $3,000.00 USD, the Parties shall split the difference of $1,852.88 or $926.44 per unit to Seller and $926.44 to Distributor.

●	All other terms and conditions shall remain in place.

IN WITNESS WHEREOF, the Parties have executed this Amendment to the Distribution Agreement as of the Effective Date

“Seller”		“Distributor”

CleanCore Solutions, Inc.		Quail Systems, LLC

By:	/s/ Matthew Atkinson	By:	/s/ Robert Smith
Name:	Matthew Atkinson	Name:	Robert Smith
Title:	Chief Executive Officer	Title:	Chief Executive Officer